Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 5, 2004, relating to the financial statements of Neurogen Corporation, which appears in Neurogen Corporation's Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PRICEWATERHOUSECOOPERS LLP

Hartford, Connecticut
October 4, 2004